UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INGLES MARKETS, INCORPORATED
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 16, 2026, Ingles Markets, Incorporated, a North Carolina corporation, issued a press release, a copy of which immediately follows this page.

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

Ingles Markets Warns Rory Held Would Not Be an Independent Director Due to
Undisclosed Conflicting Duties of Loyalty to the Sackler Family

Urges Shareholders to Vote “FOR” ONLY Ingles’ Director Candidates – Rebekah Lowe and Dwight Jacobs – on the WHITE Proxy Card

ASHEVILLE, N.C. – April 16, 2026 – Ingles Markets, Incorporated (NASDAQ: IMKTA) today issued the following statement in response to what the Company believes are misleading claims that Rory Held would serve effectively as an independent director at Ingles Markets:

Summer Road’s proxy solicitation materials have claimed that Rory Held would serve as an independent voice in the Ingles boardroom, but that is inconsistent with Mr. Held’s existing fiduciary obligations of loyalty to the Sackler family — obligations that have not been fully disclosed by Summer Road to Ingles shareholders.

Mr. Held is far from independent. He is deeply embedded in the Sackler family’s financial and governance structure where he serves as the Trustee of several Trusts established by the Sacklers to hold funds salvaged from the Purdue Pharma bankruptcy. As such, Rory Held has a fiduciary duty of loyalty to the Sackler family that we believe would impair his ability to act in the best interest of Ingles and its shareholders.

The following are some of the facts about Mr. Held’s intimate and intertwined relationship with the Sackler family:
•
Mr. Held currently serves as a trustee for multiple Sackler family trusts – including the Crystal Trust[1] and the Data Trust[2] – whose beneficiaries include Richard Sackler and his heirs[3]. As trustee, Mr. Held owes legally enforceable duties of loyalty and care to those Sackler beneficiaries[4], and those duties do not disappear simply because he is seeking a seat on the Ingles Board. We believe that these obligations would create a clear and inherent conflict given his publicly stated intention to pursue short term asset disposition goals.

•
Corporate directors are required by law to exercise independent judgment and owe undivided loyalty to the company and its shareholders. When a corporate director is subject to competing fiduciary duties to others, that divided loyalty undermines independence — particularly when competing interests, such as Summer Road’s, favor immediate returns over long‑term value creation for all shareholders.

1 In Re: Purdue Pharma, LP, et al., US Bankruptcy Court in the Southern District of New York, Bankruptcy Proceeding No. 19-23649, filed on September 15,2019. See Doc 8178 Notice of Appearance of Counsel filed on November 5, 2025, Doc 8192 Notice of Appearance of Counsel filed on November 6, 2015, and Doc 8390 Notice of Appearance filed on December 11, 2025.
2 Ibid.
3 Ibid.
4 https://www.law.cornell.edu/wex/fiduciary_duties_of_trustees

•
The record further shows that Mr. Held’s Sackler ties are not remote nor incidental: he has served as a director, manager, officer, or trustee of multiple Sackler‑controlled entities disclosed in the Purdue Pharma bankruptcy and remains deeply intertwined with the structure used to manage and preserve Sackler family assets[5]. These ongoing fiduciary relationships, which have not been disclosed by Summer Road in connection with Mr. Held’s nomination to the Ingles Board, present a structural conflict that risks impairing his ability to act solely in the best interests of Ingles and all of its shareholders.

Simply put, we believe Mr. Held is one of the Sacklers’ most trusted lieutenants and would not be an independent voice in the boardroom. He owes fiduciary duties of loyalty to the Sackler family and their heirs, and if the Sacklers’ interests diverge from those of Ingles, Mr. Held would face an unavoidable competing obligation to the Sackler family.

Ingles shareholders should ask a simple question: when push comes to shove in the Ingles boardroom, whose interests would Rory Held serve?

The Board unanimously believes Rebekah Lowe and Dwight Jacobs are the only responsible choices to serve all Ingles shareholders’ interests. They would come to the Ingles boardroom untethered by competing fiduciary obligations and fully aligned with the long‑term interests of all Ingles shareholders. Ms. Lowe and Mr. Jacobs bring valuable skills and experience that would advance the Company’s strategy, including public company C-suite and board experience along with human capital management, finance and real estate expertise. They are not beholden to anyone and would act in the best interests of the Company and ALL Ingles shareholders.

We urge you – protect your investment by voting “FOR” only Rebekah Lowe and Dwight Jacobs on the WHITE proxy card today.

If you require assistance voting your shares, please call the Company’s proxy solicitor:

5 https://nationalopioidsettlement.com/wp-content/uploads/2025/11/MSA-Exhibit-X.pdf

MacKenzie Partners, Inc.
7 Penn Plaza
New York, New York 10001
Call: 1-800-322-2885 (toll-free)
Email: proxy@mackenziepartners.com

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 197 supermarkets. At March 30, 2026, three of the four stores temporarily closed due to damage sustained in Hurricane Helene remained closed but are expected to reopen in 2026. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit www.ingles-markets.com

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.

 Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold at barnold@ingles-markets.com.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

Shareholders are urged to vote “FOR” the Company’s director candidates by using ONLY the Company’s WHITE universal proxy card. Using any other proxy card will revoke prior voting instructions.

 Cautionary Note Regarding Forward-Looking Statements

 This communication includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement its expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the SEC, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Contacts

Investor Contact

Pat Jackson, Chief Financial Officer
pjackson@ingles-markets.com
(828) 669-2941 (Ext. 223)

Media Contact

Eliza Rothstein / Zach Genirs
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
InglesMedia@joelefrank.com